UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2017
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2017, the Board of Directors (the “Board”) of Harley-Davidson, Inc. (the “Company”) voted to increase the size of the Board from eleven to thirteen and to elect Troy Alstead and Allan Golston as new directors to fill the vacancies created by such increase, with such election effective that day. Mr. Alstead and Mr. Golston will each serve as a director with a term expiring at the Company’s 2017 annual meeting of shareholders. At the time of the election, both Mr. Alstead and Mr. Golston were appointed to serve as members of the Audit and Finance Committee and the Nominating and Corporate Governance Committee of the Board.

Mr. Alstead is the founder of Harbor O5, LLC, which is developing a new restaurant and social concept, scheduled to open in 2017. In February 2016, he retired from Starbucks Corporation after 24 years with the company, having most recently served as Chief Operating Officer. Mr. Alstead previously held the positions of Group President, Chief Financial Officer, and Chief Administrative Officer of Starbucks. He joined Starbucks in 1992 and over the years served in a number of operational, general management, and finance roles. Mr. Alstead is also a member of the boards of directors of Levi Strauss & Co. and Topgolf International, Inc.

Mr. Golston has served as the President of the United States Program for the Bill & Melinda Gates Foundation since 2006, and served as Chief Financial and Administrative Officer for that foundation from 2000 to 2006. Mr. Golston has extensive executive experience in audit and finance matters. He is a certified public accountant and has held positions as a finance executive with Swedish Health Services (Seattle, WA) and the University of Colorado Hospital. Mr. Golston is also a member of the board of directors of Stryker Corporation.

The Company’s Director Compensation Policy is applicable to Mr. Alstead and Mr. Golston as non-employee directors. In connection with their election to the Board, Mr. Alstead and Mr. Golston will each receive a pro-rata portion of the current $110,000 annual retainer that the Company pays to non-employee directors, as outlined in the Company’s Director Compensation Policy. Also, Mr. Alstead and Mr. Golston will each receive a pro-rata portion of the additional $5,000 retainer payable to members of the Audit and Finance Committee. At least 50% of the total retainer they receive will be paid in shares of the Company’s common stock and/or share units as required under the Company’s Director Compensation Policy. In addition, Mr. Alstead and Mr. Golston will each receive a grant of 2,587 share units pursuant to the Company’s Director Stock Plan, which is the amount of share units last granted to each of the outside directors under that plan, with each share unit representing the value of one share of the Company’s common stock. Mr. Alstead and Mr. Golston will each receive this compensation following the first Board or committee meeting they attend as a director.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: February 24, 2017	By:	/s/ Stephen W. Boettinger
Stephen W. Boettinger
Assistant Secretary